COGNIGEN NETWORKS, INC.

EXHIBIT 21

SUBSIDIARIES

Our only subsidiaries are Intandem Communication Corp., a Delaware corporation, and Lowest Cost Mall, Inc., a Colorado corporation, which are wholly owned subsidiaries of us.